Exhibit 10(a)

China Unicom Co., Ltd.

Value-added Mobile Communication Service

Cooperation Agreement

China Unicom Co., Ltd.

Value-added Mobile Communication Service

Cooperation Agreement

No. of principal agreement - CUVAS-V05-A2005-0423

Party A-China Unicom Co., Ltd.

Party B- Navitone (Shanghai) Information Technology Co., Ltd.

Signing date -March 31, 2005

Content

Appendixes…………………………………………………………………………Page 3

Preface………………………………………………………………………………Page 4

Chapter

1.  Whereas Clause ……………………………………………………… Page 4

Chapter  2.  Definition ...……………………………………………………………Page 5

Chapter  3.  Cooperation ……………………………………………………………Page 8

Chapter  4.  Working interface and maintenance ………………………………… Page 10

Chapter  5.  Management interface for sales service ………………………………Page 12

Chapter  6.  Security of Value-added mobile communication service …………… Page 12

Chapter  7.  Intellectual Property .…………………………………………………Page 12

Chapter  8.  Calculation of fees and settlement ……………………………………Page 13

Chapter  9.  Withdrawal mechanism and settlement of breach the contract……….Page 16

Chapter  10. Alteration or termination of Agreement .…………………………… Page 18

Chapter  11. Confidentiality clause .………………………………………………Page 19

Chapter  12. Other liability for breach of contract …………….…………………Page 20

Chapter  13. Force majeure ………………………………………………………Page 20

Chapter  14. Reference of law and settlement of dispute ..………………………Page 21

Chapter  15. Other provision ……………………………………………………Page 21

Signing page (No text in this page) ……………………………………………Page 27

Appendixes: List of Value-added Mobile Communication Services

Uni-INFO

Industry SMS

Ringing Tone - 10155 -

Ringing Tone - 10159 -

U-INFO

Color e-service

U-Magic BREW

U-Magic UniJa

U-Map

Stock Quotes

U-Web

Preface

1.

This cooperation agreement was concluded on [March] [31], 200[5] in Beijing by the following two parities:

China Unicom Co., Ltd (hereinafter referred to as Party A) is a corporation established in accordance with Chinese laws and is in valid existence. Its legal address is [A 133 North Xidan Street, Xicheng District, Beijing, PRC], and its legal person is [Chang xiaobing].

[Navitone (Shanghai) Information Technology Co., Ltd.] (Hereinafter referred to as Party B) is a corporate established in accordance with Chinese laws and is in valid existence. Its legal address is [Room 3205, 498 Guoshoujing Road, Shanghai], and its legal person is [Ding Meishu].

1.

Scope of application: This agreement is composed of main text and a series of appendixes. The main text specifies rights and obligations for Value-added Mobile Communication Service that both Parties shall carry out and sign. The appendixes specify rights and obligations for one kind of Value-added Mobile Communication Service that both Parties shall carry out and sign. Both parties shall sign the agreement main text and related appendix when carrying out Value-added Mobile Communication Service.

2.

The main text, appendixes, complemented and revised texts should be supplied by Party A and go to effect according to agreed condition and/or procedure upon both parties’ agreement.

3.

If both parties carry out other value-added service (hereinafter “New Value-added Service”) which is not listed in the appendix of this agreement, Party A should supply the drafted appendix for the New Value-added Service, which will become the Appendix under this agreement upon both parties’ agreement.

Chapter

Whereas Clause

1.

Party A is a telecom operation corporation approved by competent authorities of Ministry of Information Industry of the State Council. It provides basic telecom services and value-added telecom services to the publics nationwide, has its own telecom base network, data service platform, service marketing system and a large number of customers. Hence, Party A is fully qualified for signing and performing this agreement.

1.

 Party B is a legitimate content provider (CP) /Service provide (SP) for business/service content of      value-added mobile communication service. It is competent for undertaking cooperative service businesses listed in this agreement, and has attained the following competence-proving documents:

a.

Business License for Corporate Entity (No.3101142063330);

b.

License for Operation of Telecom Service and Information Service (No. 沪B2-20040326), or

c.

Other documents that can prove Party B’s competence of undertaking businesses it applies for cooperating with Party A;

d.

Competence recognized by Party A and/or documents proving that Party B has pass through certain tests.

3 -  Party B hopes to provide value-added mobile services based on Party A’s mobile communication network and data service platform, and it has full right to sign and perform this agreement.

4. - Party B has effectively signed Liability Letter for Information Security or other named documents containing similar information and will assume related information security liability specified by related laws and regulations.

In light of above-mentioned conditions:

The two Parties sign this cooperation agreement on the principle of equality & mutual benefit and advantage mutual complementation, for the purpose of developing and enriching value-added mobile services, and based on the wishes of win-win prospect.

Chapter

 Definitions

This agreement clearly defines the following terms. Other relevant terms without clearly defining in this agreement shall be explained according to statutes, laws of PRC, or government stipulations. In case of no definite explanation by laws or statutes, they shall be referred to industry’s conventions.

2.1  CP/SP

CP is the abbreviation of “Content Provider”, which refers to the provider who provides information sources used for service only in this agreement.

SP is the abbreviation of “Service Provider”, which refers to professional service institutions that provide communication and information services. An SP can be a network operator, or it can integrate services of other network provider to provide integrated service to its own clients. In this agreement,“CP/SP” refers to all professional institutions who are willing to cooperate with Party A and to utilize the mobile communication network and data service platform supplied by Party A to provide users of Party A’s mobile communication network with value-added mobile services.

1.1

 User

It refers to natural persons, legal persons or other organizations who use mobile terminals or other telecom terminals recognized by Party A, wiring into Party A’s mobile communication network and data service platform, and voluntarily receive mobile value-added services provided by Party A and Party B.

1.2

  Mobile value-added service

It refers to services that utilize telecom and information service based on Party A’s mobile communication network.

1.3

  Mobile communication network and data service platform

In this agreement, mobile communication network refers to infrastructures that Party A provided for mobile communication services. Data service platform refers to service platform added onto mobile communication network for the purpose of one or more data services, including but not limited to provide with user interfaces, CP/SP interfaces, and functions such as business management and calculation of fees, etc.

1.4

Business support system

It refers to systems of user management, certification, calculation of fees, settlement, and account system, etc that needed for guaranteeing normal businesses operation.

1.5

Communication Channel

It refers to physical and logic connections provider for communications between users in the mobile communication system.

1.6

Terminal port

It refers to interface settings when communication connections are established between data service platform and mobile communication network, and between data service platform and application server provided by CP/SP, including communication addresses and relevant parameters.

1.7

Data flow

It refers to communication inflow and outflow through data service platform.

1.8

Test

Refers to tests on service that CP/SP provides using certain tools and methods, which may include network connection test, interface consistency test, function test, etc, so as to ensure services to comply with launching and operation requirements. Test period refers to necessary time for testing or a period of time that Party A considers necessary for a testing process.

1.9

 Grace period for withdrawal

When CP/SP is to terminate its service, in order to minimize user’s loss due to service termination, CP/SP shall inform users in a certain way a certain period before their termination of services. During that period, Party B shall continue its services to users pursuant to user protocols; and such a period is called grace period for withdrawal.

1.10

 Equipment connection point

If refers to location where two sets of physical or logic equipment connect with each other.

2.12

Maintenance interface

The whole service system needed for providing users with services is composed of different components, and their maintenance responsibilities belong to different responsible persons. Maintenance interface is the position that partitions maintenance responsibilities between different responsible persons.

2.13

System maintenance

It refers to necessary routine maintenance and trouble shooting needed for normal operation of service system.

2.14

Gateway

It refers to equipment that provides functions such as protocol conversion, systems interconnection, etc.

2.15

User customization

It refers to the specific requirements for the service content that are confirmed and voluntarily received by the user.

2.16

7×24 hours

7 days each week, and 24 hours each day, no break on holidays.

2.17

Communication fees

It refers to fees out of Party A’s network resources being occupied by users or CP/SP. Communication fees shall be collected from users or CP/SP by Party A, and shall be owned by Party A.

2.18

Information service fees

It refers to fees out of users’ using of information or application service provided by CP/SP, with the exception of communication fees. Since Party A provides Party B with services such as access service, customer service, calculation of fees, collection of fees, etc, the information service fees shall be allocated to both Parties according to certain proportion. Fees collected from users that have not been allocated by both Parties are called “information service fees receivable”.

2.19  Fees Calculation Period

Party B’s total information service fees’ calculation period by Party A’s calculation system is usually divided by month, from 0:00:00 1st day of the month to 24:00:00 the last day of the month.

0.1

Corporation code

The corporation code is a short form of CP/SP “Corporation code for China Unicom value-added mobile service”, which is a sole corporate mark used by Party to identify Party B.

0.2

SP Service System

This is a kind of Internet Office System for routing works such as wiring into, agreement signing, account reconcile, information publication and feedback, installed and maintained by Party A.

2.22  Sequence

Party A arrange ranks for all CP/SP outside of service supporting period of one kind of Value-added Mobile Communication Service according to information service fees income or service volume or multi-index. If the percentage of total CP/SP has decimal faction, eliminate the decimals and use the whole number. As for the CP/SP whose information service fees is not definite because of account reconcile, the ranks should be calculated according to Party A’s data before account reconcile.

2.23  Service Supporting Period

After Party B obtains full network wiring into qualification and a kind of service passes first test, Party A carry out preferential policy for Party B in terms of service rank, service withdrawal, etc within the full three fees calculation period since the service starting. It aims at supply a period of training time for both parties’ cooperation. This period is called Service Supporting Period. Both parties can decide weather to choose Service Supporting Period according to the characteristics of the Value-added Mobile Communication Service and specify each party’s rights and obligation within the Service Supporting Period in the related service appendix.

2.24  Service Shielding

The service shielding for the service, besides Ringing Tone and Uni-INFO, refers that Party A cancels Party B’s exhibition in service column to the users but keep the user’s reservation and fees calculation. The service shielding for Ringing Tone is to temporarily close down service wiring into number. The service shielding for Uni-INFO is to keep user’s reservation relationship but set the service information rate as 0.

0.1

Service Ending

It refers that Party A ends Party B’s service/column cooperation, cancels user’s reservation relationship and ends the fees calculation.

2.26  Withdrawal

It refers that Party A ends the cooperation with Party B on a certain service and doesn’t accept Party B’s application for this kind of service within a certain period.

2.27  Service Kind

It refers that Party A make classification according to the service management regulation and technical similarity, such as “Uni-INFO service”.

2.28  Column

It refers to a certain item to which the minimum unit service is subject according to Party A’s service management regulation.

2.29  Minimum Unit Service

It refers to the minimum unit in which both parties carry out Value-added Mobile Communication Service according to Party A’s service management regulation.

Chapter

Cooperation

3.1

Party A provides Party B with paid services of communication channels and its resource of network users. It also provides Party B with paid services of access service, customer service, fees calculating service and fees collection service utilizing its own customer service system, fees calculating system and business support system.

3.2

Party A shall ensure that the corporation code Party B obtained is sole and stable. The two Parties recognize that in Party A’s systems (including but not limited to fees calculating and settlement system, data service platform system, customer service system), the corporation code assigned to Party B by Party A has equal representation force with Party B’s corporation name of its legal entity.

3.3

Party A shall install and maintain SP service system to realize the communication of Value-added Mobile Communication Service carried out by both parties under this agreement. Party A informs Party B of user name and password, which can be revised by Party B itself, according to SP service system working flow. Party B shall log in SP service system with the user name and password and operate according to system prompt to realize the mutual communication related to Value-added Mobile Communication Service such as applying for Value-added Mobile Communication Service cooperation, updating the company information on line, obtaining Party A’s testing approval, etc. Party A shall be responsible for the normal operation of SP service system and update the related information in this system in time. Party B shall register in truth its name, appointed bank, account, contact person, customer service and update the information in time if any change occurs.

3.4

The contract information, settlement information release, data, table, notice, reply, except for special specification, should be regarded as the evidence of mutual communication, which starts from Party B’s SP service system wiring in. Party B shall well keep the above-mentioned data, tables, notice and reply. Party A shall supply appropriate backup and enquiry function, while is not responsible for completely saving the above-mentioned information.

3.5

Party B should keep the user name and password for logging in the SP service system well and not allow the third party to use. The loss caused by the reveal of user name and password to the third party or other employee who is not necessary to acquire it, should be assumed by Party B itself and Party A’s loss caused by it should be compensated by Party B.

3.6

The cooperation starting time of both parties should depend on Party A’s official calculation starting time.

3.7

Party B utilizes Party A’s mobile communication network and data service platform to provide customers with value-added mobile services. Specific issues such as categories of value-added mobile services, description of services, method for fees calculating and settlement, withdrawal mechanism, etc., shall be agreed in corresponding appendixes.

3.8

In case Party B wants to launch certain value-added mobile services, add certain value-added mobile services, or change existing service contents, it shall submit written applications to Party A and provide documentations proving their competence and qualification for operation of that service; and shall attain written certificates for their passing through of Party A’s test. Party A shall be accountable, upon Party’s request, to test Party B’s service. After that, if Party A considers Party B competent for operation of the value-added mobile services, it shall issue written certificates to Party B.

3.9

Party B shall clearly inform customers of information about contents, method, fees of a value-added mobile service that customers needed when accept services and/or pay information service fees before it provides customers with such services in any ways. Party B can only provide customers with a service after it informs them of above-mentioned information in a provable way and after it obtains customers’ confirmation of accepting mobile value-added services and/or specific customizations in a provable way. Without Party A’s written consent in advance, Party B shall not ask customers to conduct their customization and collect charge from them in compulsory ways such as “customers’ acquiescence are to be regarded as acceptance”, “customers must call us or send short messages to us for canceling, or you will be regarded as have accepted services”; nor shall Party B impose unnecessary losses upon customers for above-mentioned matters.

3.10  When Party B can’t supply Value-added Mobile Communication Service because of bad operation or its own reasons, Party B should be responsible for explanation to users and disposal of aftermath. The related situation should be informed to Party A 3 months in advance. Party A should stop collecting information service fees for Party B and assist Party B with explanation and specification to users.

3.11

Within agreement period, Party B shall, upon Party A’s request, provide Party A with data reports on customer development, classification of customers, using habit of customers, projection of business prospect, etc, and shall send customer information to Party A for its management of that service, and ensure Party A’s customer information bank be updated in time.

3.12

Party B consents to strictly comply with management methods, service quality standards, customer service standard for value-added mobile services and regulations of other relevant documents that have been stipulated by Party A as well as those that will be stipulated by Party A from time to time in the course of conducting its value-added mobile service. Party A will provide Party B with texts of above-mentioned management methods, quality standard, or customer service standard for compliance before their official release and execution.

3.13

The two Parties may negotiate for label name, trademark, mark or logo of Party A, or of certain service in their jointly provided services. Both Parties shall promote the value-added mobile services. However, Party B shall not include name, trademark, mark or logo of Party A into its service content it provides with to customers via services such as short message without Party A’s request or confirmation, lest customers would misunderstand that those contents are provided by Party A or jointly provided by Party A and Party B.

3.14

Party B can only use name, trademark, mark, logo or other relevant data of Party A in its independent promotion of value-added mobile services on the condition that Party A requests Party B to do so or Party B has obtained Party A’s written consent. In addition, Party B shall ensure that non-violation of Party A’s trademark right or other industrial property under any circumstance shall be occurred.

3.15

 Party B shall not, in its contents service and/or other services, make propaganda for Party A’s competitors who have same and/or similar business scope to Party A, or shall not give statement in favor of above-mentioned competitors. Breaking of this article shall be judged as severe breach of this agreement.

3.16  Both parties can respectively or jointly promote Value-added Mobile Communication Service by various kinds of means. Both parties can conclude agreement on these promotion means for Value-added Mobile Communication Service when it is necessary.

3.17

Party B shall assume all liabilities arise from any value-added mobile service that third party provides for customers via Party B’s maintenance interface. Party A shall not assume any liabilities to customers and to that third party due to above-mentioned reasons.

3.18  Except for other agreement, Party B shall accept the service and fees calculation mode amendments proposed by Party A for service development and assist Party A to implement the above amendments.

Chapter   4  Working interface and maintenance

4 - 1 Within agreement period, the two Parties shall maintain their own respective interface that divided by equipment connection point. The details about interface division and maintenance responsibilities as follows.

                                 Customer cell phone

Party B’s responsibility

Party A’s responsibility

Schematic Diagram of Maintenance

Interface for Both Parties

4.2

 Party A’s responsibility

4.2.1

Party A shall be responsible for providing hardware and software systems needed for its mobile communication network and data service platform.

4.2.2

Party A shall insist Party B to connect all Party A’s gateways or communication lines connecting its gateway server and Party B’s server.

4.2.3

Party A shall have the obligation to open to Party B its technical agreement standards and interface standards in relation to mobile value-added services.

0.1.1

Party A shall be responsible for normal network communication within its liability scope as specified in the schematic diagram, and shall assume all liabilities that arise from network failure due to non-Party-A’s fault. And as to any abnormal overloading data or information flow that affect safe operation of Party A’s network, Party A shall have the right to limit their transmission.

0.1.2

Party A has rights of controlling and regulating the data flow and port, which belong to Party A’s maintenance interface and Party A should inform Party B of the controlling and regulating results.

0.1.3

Party A has rights to make necessary tests and data statistics for the service supplied by Party B during the service operation period and Party A also have rights to request Party B rectify and improve according to Party A’s Value-added Mobile Communication Service Management Regulation.

0.1.4

Party A shall be responsible for providing with Party B statistics about data flow in communication channels that Party B uses, and shall ensure reliability and timeliness of these statistics.

0.1.5

Party A shall, inform Party B of transmission break---including causes, time and period of break--- as soon as possible prior to debugging and maintenance of gateways or other network equipment, or other predicable causes.

0.1.6

Party A shall, within reasonable period of time, inform Party B of transmission break due to debugging and maintenance of gateways or other network equipment, or other unpredicable causes as early as possible.

4.3

Party B’s responsibility

4.3.1

Party B shall independently be responsible for construction and maintenance of its application service system, including relevant working and expense for all hardware equipment, debugging, opening, maintenance of the system, routine management, and marketing.

4.3.2

Party B shall be responsible for interconnection of its system with all Party A’s gateways or servers, and shall assume all expense for application, renting and maintenance, etc of relevant communication lines.

4.3.3

Party B shall ensure not debug, open and maintain its system at Party A’s busy hours. Operations that might affect customers greatly shall be conducted late at night. Party B shall ensure that normal functioning of Party A’s network won’t be affected by the above-mentioned operations, and shall assume corresponding liabilities for failure of Party A’s network due to the above-mentioned operations.

4.3.4

Party B shall inform Party A in written form before it debugs, opens or modifies its system. After receiving Party A’s confirmation, Party B shall inform customers through effective methods such as mails, advertisement, or short message, etc, and shall ensure minimum affection to customers.

4.3.5

Within cooperation period, Party B shall accept all Party A’s emergency adjustment of business volume for the purpose of normal and stable data services.

4.3.6

Party B shall ensure no overloading flow that endangers network security when it   transmits various data and information to Party A’s mobile communication network and data service platform.

4.3.7

Party shall ensure nonstop system maintenance 24 hours each day.

Chapter

 Management interface for sales service

5.1   Both Parties shall respectively establish 7×24hour hotline service centers and open customer service email boxes.

5.2

Customer’s complaints center or inquiry center (1001 customer service hotline) of Party A will deliver non-Party A issues to Party B for its handling. For such issues, Party B shall give preliminary response to Party or directly response customers within one hour, and shall be responsible for final explanations or resolutions.

0.1

  Upon receiving customer’s inquiry or complains, Party B shall not ask customers directly resort to Party A by themselves for the reason that it considers Party A shall be responsible for these inquiries or complaints. In case Party is convinced that Party A should be responsible indeed for these inquire or complaints, customer service staffs or customer service system of Party B shall assist Party to analyze and resole these inquiries or complaints, and shall contact Party A within one hour. After Party A’s confirmation, Party B can transfer these issues to Party A.

0.2

  In case when neither Party is able to determine which Party should be responsible for inquiries or   complaints, it shall contact the other Party within one hour, and shall jointly ascertain who will be responsible, help customers to resolve their problems as soon as possible. Both Parties shall not shuffle for these problems.

0.3

  When the user’s complaints are caused by the unqualified service can’t meet the advertisement’s   undertaking, the promised party should reply to the users and resolve the complaints. The other party should supply necessary cooperation.

5.6

Party B shall, according to the category of the specific cooperative service, give detailed description of that service it provides to customers in its service launching applications it has submitted. If both parties consider necessary, such a description should be clearly listed in appendixes.

5.7

Party B shall provide customer service staffs of Party A with network interface and authorization for service inquiry and service cancellation.

Chapter

Security of value-added mobile communication service

6.1

Party B shall comply with relevant regulations, statutes and policies on national telecom and internet information, etc. Party B shall ensure that contents of its information services shall not violate relevant state laws, regulations and policies. And Party B shall ensure that it shall not deliver 9 kinds of illegal information specified in Liability Letter Security for Net-entered Information from Information Source (see Appendix 2) via Party A’s communication systems.

6.2

Party B shall be responsible for resolving all disputes on security and legality of information contents it provides.

6.3

Party B shall ensure nonexistence of hidden danger that Party B itself or individual customer might utilize its service to cause damage to Party A’s mobile communication network, data service platform or interests of Party A’s customers.

Chapter

Intellectual Property

7.1

In case that copyright, trademark right, patent right and other intellectual property issues are involved during cooperation of the two Parties, relevant state laws must be followed. Party B shall sign necessary authorization/permit agreement with holders/ obliges of intellectual property, or their agents pursuant to relevant state regulations, ensuring that value-added mobile service Party B provides will not violate lawful rights and interests of holders/obliges of the intellectual property. Party A shall not assume any liabilities arise from intellectual property disputes with third party due to service contents Party B provides.

7.2

Party B shall be responsible for resolving any dispute on security and legality of contents of information service it provides. Party B promises and guarantees that the information services it provides will not infringe on any intellectual property or other civil rights of any third party. And Party B further promises to assume all liabilities of compensating all lawsuits, claims, administrative penalties, losses and damages due to its violation of above-mentioned promises and guarantees.

7.3

Party B guarantees that it will follow state regulations on basic civil rights (including but no limited to citizen’s right of privacy) in its providing of value-added mobile service, particularly in its position service. Party B shall fully inform customers of service category, application scope and relevant regulations when customers order its service, or when Party B introduces or promotes its service or provides orientation (customizing) service for customers. In addition, Party B can only officially begin its position service for a customer after that customer has fully understood and accepted its service (when necessary, Party B must be able to provide written documents, proving that the customer has fully understood and accepted its service); furthermore, Party B shall not utilize position information that a customer has provided for his use of (one or more kinds, or integrated) position service to other object or purpose which the customer does not intend to. Meanwhile, as to position service provided to special industries, both parties shall strictly comply with relevant state regulations, no matter whether such regulations have been released and implemented before/upon signing of this agreement and corresponding appendixes.

7.4

Party A shall be able to design, make, register trademark, symbol, identification, or logo for its value-added mobile services, and shall be able to promote its services with such trademark, symbol, identification or logo. If the both Parties cooperate to launch above-mentioned promotion activities (referred to as joint promotion), they shall stipulate joint promotion issues in appendix for a service, or sign cooperation agreement individually on the joint promotion issues according to practical need. The both Parties agree hereby: the purpose of joint promotion is to improve operation of the value-added mobile services. Joint promotion activities by both Parties or activities for the purpose of joint promotion shall not infringe on trademark right, intellectual property or industrial property of either party of Party A and Party B and/or of any third party. In case when any party of Party A and Party B infringes on trademark right, intellectual property or industrial rights of the other party with its individual activity, the violating party shall assume all liabilities for its violation, compensate potential economic losses, and dispel potential socially negative effect to that violated party.

Chapter

Calculation of fees and settlement

8.1

 Fees

8.1.1  Communication price shall be stipulated by Party A. Information service price shall be stipulated by Party B, but Party A’s examination and approval are needed. Communication fees and information service fees are to be calculated and collected by Party A on behalf of Party B; Party B shall not collect any charge from customers.

8.1.2

In the course of stipulating information service price, Party B can provide, various pricing methods such as based on times of service, length of time, monthly payment, etc., for customer’s selection. Party B should expressly inform user about the collecting means, standard, time, customer telephone by means of website publication, subscription agreement, mobile phone interface or SMS.

8.2  Settlement

8.2.1

Party A shall possess all communication fees arising from customers’ or Party B’s using of Party A’s mobile communication network.

8.2.2

The two parties shall settle information service fees receivable. These fees shall be allocated to both parties proportionally after doubtful (bad) accounts of 8% and other fees confirmed by both Parties have been deducted. The reason why Party A shall receive a proportion of these fees is that cost arises when Party A provides the following services: customer resource of mobile communication network, relevant service platforms, service tests and quality monitoring, unified customer service and service propaganda, collection of information fees and/or fees calculation on behalf of Party B, etc.

8.2.3

Allocation proportion of information service fees, fees calculating method and settlement method for a certain value-added mobile service shall be stipulated in the appendix for this service separately.

8.2.4  Settlement period: Settlement between two Parties shall be conducted one time each month.

Settlement period for China Unicom’s mobile value-added mobile service shall be a complete natural month.

8.2.5

Settlement process

 A customer uses value-added mobile service for the first month.

a)

Party A should release the settlement information (including total amount of communication, information service fees) to Party B prior to 10th of next month via SP service system.

（1）

arty B can reconcile accounts with Party A on information service fees receivable before 15th of next month. If difference value exceeds 5%, the two Parties shall negotiate with each other to resolve the disparity. Party B shall send reconciliation statement of account and invoice stamped with its seals to contact person of Party A before 25th of next month.

（2）

Party A shall pay into account designated by Party B before 28th of third month.

（3）

Should Party B fails to feedback reconciliation statement of account and invoice stamped with its seals that Party A requests before 25th of next month due to its own fault or reconciliation process, Party A will delay the payment for that month’s service settlement till it receives Party B’s reconciliation statement of account and invoice before the end of the next quarter, and after that, Party A will pay Party B that payment (conditions described in this article shall not be considered breach of delayed payment specified in this Agreement). The delay of payment time by Party A for application of this clause does not constitute delayed payment stipulated in this clause and does not assume any breach liability caused by this.

（4）

If Party B fails to send to Party A the payment reconcile sheet within one year (from 15th day of the second month since the service starts), it is regarded that Party B abandon the rights of collect this payment and Party A is exempt from the obligation of paying this amount to Party B.

（5）

During the settlement, both parties should supply formal invoice upon each other’s request.

8.2.6

Prior to each settlement period, Party B shall reconcile accounts of information service fees receivable with Party A. Should and the difference value of statistic data between both Parties no more than - ≤ -  5% data, Party A’s data shall be take as valid. If the difference value exceeds - > - 5%, the two Parities shall recheck their accounts to ascertain the reason of disparity, and resolve reasonably according to practical conditions in time. Delayed payment of Party A due to reconciliation of accounts shall not be considered breaching its responsibility of timely payment by Party A.

8.2.7  According to the division proportion in each kind of service in both parties’ cooperation, Party A should calculate the income from each kind of service and make out a total amount, minus (or add) other fees that Party B should pay or obtain, and work out Party B’s final income (briefly as settlement information service fees) that Party A should pay.

8.2.8  If the reconcile result shows the settlement service fees is a negative number, Party B should pay Party A corresponding sum of money. Party B’s payment period and flow is as same as Party A’s settlement period and flow stipulated in this agreement. Party B should get formal invoice from Party A after it makes payment.

8.2.9  Party B should update payment related information such as bank account registered in SP service system. If Party A’s payment is returned by the bank or any difficulties is caused that Party A can’t make payment in time due to Party B’s failure to update the payment related information, Party A shall delay the payment for this amount. The delayed payment time is from the day when Party A knows it can’t make the payment to the nearest 6 months or 12 months settlement time and Party A does not assume and breach liability for payment delay.

8.2.10  If Party B amends its company name, Party B should inform Party A in time through SP service system or any other suitable means. Since the amendment of Party B’s company name, all the amount of money Party A should pay to Party B, whether the amount occurs before or after the amendment of company name, Party A shall pay the amount of money to the bank account after Party B’s company name is amended. If Party A can’t make payment due to Party B’s failure to implement the name amendment procedure, refer to clause 8.2.9.

8.2.11  If Party B shall terminate this agreement because of application of the withdrawal mechanism or other situation stipulated in this agreement, both parties should make information service fees settle prior to the termination of this agreement. During settlement, refer to the settlement method, period and flow stipulated in clause 8.3 of this agreement, with combination of breach information service fees deduction and implementation of breach fines stipulated in withdrawal mechanism.

8.3  Fees Collection Service

8.3.1  Information service fees is uniformly calculated and collected by Party A and Party B shall not collect information service fees from users. Communication fees should be calculated by Party A and collected from users or Party B.

8.3.2  Prior to Party A’s collection of information service fees for Party B, Party A should audit each fees item and its general content and Party B should cooperate positively. The auditing includes: If the content supplied by Party B violates the 57th and 58th clause of People’s Republic of China Telecommunication Regulation and other specified rules in other related laws and regulations and policies.

8.3.3  Before Party A collects information service fees from the users, Party B should provide related information proving that the user know and is willing to use this service. The fees to be collected should start from the actual using by the users (except monthly payment). Both parties should keep the user’s subscription and using record for at least five months.

8.3.4  When Party A issues receipt to users, it should be specified with the suggestive words as “Fees Collected” and the amount of collected fees. Party A should provide users with sufficient and effective methods and means to inquire about Party B’s name, service name, detailed amount. Both parties should provide fees calculation list free of charge upon users’ request.

1.a.1

When users have discrepancy about the information service fees and refuse to pay and Party A has no evidence to prove there is no fault in its fees collection on the spot, Party A will only collect other fees outside the discrepancy and inform Party B about the related situation. Besides the communication fees that Party B uses Party A’s mobile communication network, Party B should also deduct the information service fees, which the users have discrepancy, from its proportional income. Party B is responsible for resolving the discrepancy with users. If the discrepancy is resolved, Party B should inform user to pay the information service fees to Party A. Party A will make the proportional settlement and payment to Party B at the next settlement time. If the discrepancy is not resolved, Party A should not claim the division in the information service fees to Party A.

1.a.2

When pre-paid users have discrepancy about the information service fees and both Parties have no evidence to prove there is no fault in its fees collection within 15 days, Party A should first reimburse the users and deduct this proportion of information service fees from Party B’s deserved division during the next settlement period. Afterward, Party B is responsible for resolving the discrepancy with users. Refer to the discrepancy resolving method in clause 8.3.5.

1.a.3

During the discrepancy resolving, both parties should not terminate other service besides the discrepant service of the users.

Chapter

Withdrawal mechanism and settlement of breach the contract

9 - 1

The two Parties consent to institute a withdrawal mechanism on certain conditions, terminating one or more cooperative services based on reviews of Party B’s collection of information service fees, customer complaints and operation tests, etc. The both Parties can apply special withdrawal mechanism according to different categories of services, and such special withdrawal mechanism shall be stipulated in corresponding appendix.

9.2

For the withdrawal mechanism based on the operation tests means that The Party B who has applied some business has not passed the test required by the Party A for three times due to causes of Party B since the starting date of test period, then Party B will automatically terminate to operate this business. If there are no other businesses which have been passed or being tested in this category owning this business, then the annex of this business category will automatically terminate. Party A will not accept the application for this business from Party B in half a year.

9.3

   Withdrawal mechanism based on the business development

9.3.1

Party A will sort the column (the column within three 3 complete charging periods after the column firstly supplying the new business for up to online will not be included) of some value-added mobile communication by its business once a month, the businesses in the column will be sorted on the total points of three sorting in this quarter once a quarter, the withdraw business will be done according to it. The withdraw flow is: sort the business in every column for the No. n quarter in the No. n+1 quarter. The lasted five businesses in every column in the sorting for every quarter will be withdrawn, namely Party A will off-line this business at 24:00:00 on the latest day of the first month in the No. n+1 quarter. And Party A will not accept the business application from Party B in this column in half a year.

9.3.2

Party A will assess a value-added mobile service category (the one in the supporting period is excluded) by the quarter. The basement of the assessment is the business sorting or finishing degree of business indexes. The withdrawal flow is: assess all CP/SP except being in the business supporting period for the No. n quarter in the first month of the No. n+1 quarter. The CP/SP at the lasted 10% of the sorting or the CP/SP not meeting the both sides regulated indexes, the withdrawal mechanism will be used, namely Party A will terminate the cooperation in this business with this CP/SP at 24:00:00 on the latest day of the second month in the No. n+1 quarter, and Party A will not accept this business category application from Party B in half a year.

0.a.1

The main basement for the sorting or assessment is the information fee revenue, the business quantity index and other indexed can also be referred. if not clearly regulated in the appendix, the basement of the sorting or assessment will be the information fee revenue.

9.4

Withdrawal mechanism based on noncompliance

9.4.1

The withdrawal mechanism based on noncompliance means that during this agreement, Party B has violated the regulations in this agreement, appendix, business management regulation of Party A, or there are flaws (hereafter called as "noncompliance") when supplying the service under this agreement to the user, the rights and obligations under this agreement will be appropriately adjusted or this agreement will be terminated. When the withdrawal mechanism based on the noncompliance is used, Party A has the right to terminate this agreement or appendix and not afford responsibilities for any noncompliance or terminating the agreements in advance.

9.4.2

Both sides have classified the noncompliance into three class on the severity of noncompliance,(for the definition of the noncompliance, see the text appendix I in this agreement), every class is corresponding the relevant treating ways. Both sides also can specially regulate the noncompliance in the appendix according to the characters of business.

9.4.3

Treating method to the noncompliance-

(1)

Treating method to Class A noncompliance: the days within 30 days after Party A sending the Noncompliance treatment notification is the business rectifying and improving period. During this period, Party A will shield the noncompliance business, and suspend accepting the application of new business for this category, after the this period is finished, if the rectification and improvement  is approved, then the shield will be canceled and resume accepting new business ; if not approved, the noncompliance business will be off-line, Party B should continue to rectify and improve until it is approved and Party A restore accepting new business; double times of the total amount of information fee revenue will be abated as compensating the user at double times, 10% of total information fee (including the information service fee by the noncompliance business) of this category in the charging period for the noncompliance period will be as the  penalty (if less than 5000Yuan, then 5000Yuan will be collected.);notify the branch-company of Party A and public it on the server system of the SP.

(2)

Treating method to Class B noncompliance: Party A will manage the noncompliance business with off-line manner; since Party A sending the noncompliance treatment notification, Party B should rectify and improve its operation for 30 days at least. During the rectification and improvement period, the new business application of this business category from Party B will be suspended, after the rectification and improvement is approved, Party A will resume accepting its new business application; double times of the total amount of information fee revenue will be abated as compensating the user at double times, 30% of total information fee (including the information service fee by the noncompliance business) of this category in the charging period for the noncompliance period will be as the  penalty (if less than 10000Yuan, then 10000Yuan will be collected.);notify the branch-company of Party A and public it on the server system of the SP.

(3)

Terminate the cooperation of the business for the noncompliance business' category; double times of the total amount of information fee revenue will be abated as compensating the user at double times, total information fee (including the information service fee by the noncompliance business) of this category in the charging period for the noncompliance period will be as the penalty (if less than 10000Yuan, then 10000Yuan will be collected.); notify the branch-company of Party A and public it on the server system of the SP.

Remark: the abating method for the double times abating the information service fee of the noncompliance business and abating method for the penalty: if the counted value is not enough to abate double times of total information service fee of the noncompliance business and penalty, Party B will be continuously abated in the sequent settlement and the like until it is full abated; if it is not enough to abate on the terminate date of this agreement, Party A has the right to recourse.

9.5

The withdrawal mechanism doesn't adapt to the business supporting period (exclude the withdrawal mechanism based on the noncompliance).

9.6

The termination of one or many business/column cooperation according to the withdrawal mechanism regulated in the main body and appendixes of the agreement, unless another clear regulations, shall neither affect the rights and obligations of Party A operating other businesses/columns at the same, nor affect Party B apply start other businesses.

9.7

In case Party B breaches this agreement severely, fundamentally, or severely violates service quality standard or customer service standard in its one or more services, Party A shall have the right to, apart from applying withdrawal mechanism to terminate cooperation with Party B, reserve its right to terminate other cooperative services with Party B, through the other services are not violated.

9.8

If Party A use the withdrawal mechanism, it should notify Party B with appropriate manner(for example, send the notification with the SP server system), simultaneously the influence to both sides due to it should be notified, for the non settled information service fee will be handled according to 8.2.11 of this agreement.

Chapter

Alteration or termination of agreement

10.1

During cooperation period, if Party A institutes relevant regulation, quality standard and/or customer service standard for the value-added mobile services, these regulations and/or standards shall be included as supplementary appendixes to this agreement, and both Parties shall comply with these regulations and/or standards. If the above-mentioned regulation and/or standard contradict with articles of this agreement, that regulation and/or standard must be followed, however, circumstances that the both Parties consider through negotiation that the contradiction will not hinder the performance of this agreement or it is necessary to conclude another agreement for the contradicting contents shall be excepted.

10.2

If a Party wants to alter or modify this agreement, it shall inform of the other Party 15 days in written form in advance. And the two parties shall negotiate to alter or modify this agreement in written form.

10.3

During valid period of this agreement, unless in case it is clearly stipulated in this agreement, any Party shall not suspend or terminate performing of this agreement, or cancel this agreement unilaterally without the other Party’s written consent.

10.4

If a Party fails to perform responsibilities or obligations stipulated in this agreement, or severely violates stipulations of this agreement, thus renders the other Party unable to operate or to continue the value-added mobile service cooperation specified in this agreement, the breaching Party will be considered to have terminate this agreement unilaterally. And the observant Party shall have the right to ask the breaching Party to compensate its economic losses, and shall have the right to cancel this agreement.

10.5

If all cooperation under this agreement are terminated due to using the withdrawal mechanism in this agreement, then this agreement will terminate.

10.6

Regulations on alternation or termination of this agreement influenced by the cooperation quality Party B: if there are the following situations on Party B, then this agreement will be terminated automatically.

1.

Transfer the resources achieved from party A such as the number, relay line, digital address, without approval of Party A；

2.

The business operation area beyond the operation area and business range allowed in its quality admission;

3.

Supply the business contents and categories required  admission without the quality admission issued by the nation managing departments;

4.

Supply false copyright or quality;

5.

Other actions of unauthorized operating and supplying contents fail to abide by the regulations of related departments or both regulations.

10.7

When fulfilling this agreement, if the matters that leading to change the company's features, quality and  civil capacity due to division, coalition, disbandment, clearance  or bankruptcy  occurs, it should be notified Party A in time, and the regulations on withdrawal buffering period in this agreement should be abided by. If Party A has not the quality or capacity to operate the value-added mobile business under this agreement due to disbandment, clearance or bankruptcy, this agreement shall terminate sequent. If division, coalition occurs on Party B, this agreement shall also terminate sequent, the company (or other entity) inheriting the value-added mobile business under this agreement of Party B should re-apply to open this business, it should revise the enterprise identify code and other information about Party B in the business system in Party A and in the SP service system.

10.8

If company name of Party B has changed, Party B should handle with the related procedures on altering names and replacing effective main body quality certificate and business quality certificate to the industry and commercial department, information industry management department.

10.9

If Party B wants to transfer this agreement to the Third Party, namely the third party will full share all rights which originally shared by Party B under this agreements and fully afford all obligations which originally afforded by Party B, then Party A and Party B should terminate this agreement, Party A will sign another agreement with the third party.

Chapter

Confidentiality clause

11.1

 Within valid period or five years after expiration of this agreement, both Parties shall be responsible for keeping secret of indivisible business secret (including financial secret), technical secret and operational know-how and (/or) other secret information and data (no matter written or oral, or in other form) which the two Parties jointly created for performing this agreement. Both Parties shall assume the confidentiality-keeping obligation; neither party shall disclose, reveal or provide to any third party these secrets without the other Party’s consent.

11.2  Within valid period or five years after expiration of this agreement, neither party shall disclose, reveal or provide to any third party the business secret (including financial secret), technical secret and operational know-how and (/or) other secret information and data (no matter written or oral, or in other form).

11.3

Both sides should adopt measures to carefully reserve the secret information supplied by the other side, the prudence degree should not been less than the one to keep itself secret information. Both sides can only use the secret information on the usage or purpose related to the cooperation under this agreement.

11.4

Both sides should guarantee that the secret information only can be known by the principals and employees engaged in this business in each side. Before above persons knowing the secret information, should hint them that the privacy of the secret information and the afforded obligations, and should describe that above persons have afforded the secret responsibilities under this agreement with justifiable manners.

11.5

If necessary, the accepting party should return all documents or other data containing secret information to the disclosing party according to command from the information disclosing party, or destroy it according its command.

11.6  The above clauses for this clause are not applicable to the following conditions:

  A - When or before signing this agreement, the secret information has been owned by the accepting party with legal manner;

  B - When notify the accepting party with the secret information, the information has been public or can be achieved from public field;

  C - The secret information is achieved by the accepting party from the third party who has no keeping secret or non-disclosing obligation;

  D - The secret information has been public or can be achieved from public field without violating the obligations regulated in this agreement;

  E. This secret information is developed by the accepting party or its associated or affiliated company, and it has not benefit from the information achieved from the notification party or its associated or affiliated company；

F - If the accepting party reveals the secret information due to discloses the information(with oral, asking, required data or documents, citing, civil or criminal survey or other procedures) against the requirements of the court or other law, administrative department, in this condition, the accepting party should immediately notify the notification party and make necessary descriptions.

11.7

Party A and Party B have the responsibilities to keep secrets on the contents for this agreement.

Chapter

Other liability for breach of contract

12.1

Both Parties shall strictly comply with the stipulations of this agreement. Should any Party cause damage to the other Party’s interests or render the cooperation unable to proceed due to its nonperformance of responsibilities, guarantees, promises or violation of its statement in this agreement, such activities will constitute breach of agreement.

12.2

Should a Party cause socially negative effect or economic losses to the other Party due to its breach of agreement, the observant Party shall have the right to look into responsibilities of the breaching Party, ask it dispel the negative effect and compensate corresponding economic losses; and shall have the right to terminate this agreement.

12.3  Beside the regulated liabilities for breach of contract, Party A and Party B should the liabilities for breach of contract due to use the withdrawal mechanism, and/or business managements.

Chapter

Force majeure

13.1

Force majeure refers to all events that are beyond control or prediction of both Parties to this agreement, or all events that are predictable yet will still inevitably hinder, fully or partially, any of the two Parties to perform this agreement. Such events include only natural disasters such as earthquake, landslide foundering, flood, typhoon, astronomical aberration; and fire disaster, explosion, accident, war, insurgence, uprising, mutiny, social upheaval or turbulence, terrorist attack, sabotage, or any other similar or different accidental event.

13.2

In case when any Party fails to continue its performance of this agreement due to force majeure, it shall not assume responsibilities for the other Party’s losses.

1.1

The Party who suffers above-mentioned force majeure shall immediately inform the other Party of the event in witting, and shall, within 15 days after the event happens, provide the other Party with details of the event and valid documentations issued by government authorities, proving its incapability to perform, partly or fully, this agreement, or reason for its request of delayed performance. Based on degree of influence upon performance of this agreement, the two Parties shall negotiate whether to continue their performing of this agreement or to terminate it.

Chapter

14   Reference of law and settlement of dispute

14.1 This agreement shall be concluded, performed and interpreted pursuant to relevant laws and regulations of People’s Republic of China.

14.2 The two Parties agree: Any dispute arises from this agreement or relates to this agreement, if it is not able to resolve through negotiation, shall be submitted to Beijing Arbitration Commission and be arbitrated pursuant to the Commission’s arbitration rules. That arbitration award shall be ultimate and has binding force on both Parties. Chinese language shall be used for the arbitration.

Chapter

15 Other provisions

15.1 Negotiability. By the approval of Part A with negotiation, Party B can transfer all or part rights, obligations to the third party having full competence and/or quality. The transferring actions of Party B should meet the regulations on quality requirement, fees, settlement, and agreement termination.

15.2

Both sides of the agreement sign the agreement and only the agreement relationship is established. Any clauses of this agreement shall not been explained as: (a) forming the partner relationship between the both sides of the agreement or other relationship leading to common responsibilities; (b) make any party to be  as the agency of the other party (unless the other party has writing approval); (c) Any party incurs expenses for the other party or any other formats obligations(unless the other party has writing approval).

15.3

If one party fails to fulfill or delay fulfill some right under this agreement, it will not mean that the right is abandoned; If this party has fulfill or partly fulfill some right, this will not affect it fulfill this right in the future.

15.4

The invalidation of a clause in this agreement will not affect the effectiveness of other clauses in this agreement.

15.5    This agreement shall go to effect on the date the authorized representatives of either Parties sign or seal on this agreement. Fees calculating and settlement shall be started on the date that the services specified in this agreement officially begin. This agreement shall expire on March 31, 2006, unless it is terminated in advance pursuant to stipulations in this agreement. Before this agreement expires, Party A shall have the right to examine Party B’s competence and qualification for performing this agreement; and if Party A thinks Party B competent and qualified for further performing of this agreement, this agreement shall be extended automatically, but the extension shall be limited to one year for each term.

15.6 For signing the appendix, the value-added business department of Party A should seal the department stamp, the legal representative of Party B (or authorized representative) should sign seal the company's official stamp; it will be some part of this agreement. The appendix will terminate on the expiring date of the agreement main body, or the termination conditions regulated in the main body and/or appendix are met, the first expires for the above conditions will be preferable.

15.7 This agreement and its appendixes shall have two copies, each Party shall hold one. The two copies shall have equal legal binding force.

Appendix I List of Noncompliance Action

This appendix is the Appendix I of China Unicom Co., Ltd. Value-added Mobile Communication Service Cooperation Agreement ("Agreement"), agreement number is CUVAS-V05-A2005-0423, signed by China Unicom Co., Ltd.(Party A) and Navitone (Shanghai) Information Technology Co., Ltd. ("Party B"), it is indivisible part of the agreement.

This appendix lists the noncompliance classes, noncompliance action and noncompliance degree for the Party B noncompliance; it forms the note for the 9.4 of Chapter 9 of "Withdrawal Mechanism Based on Noncompliance ". When Party A and Party B doing a variety of value-added business cooperation, it should be used by both sides with collating it.

In this appendix list, the title in the “noncompliance classification" column is added only for reading, it will not form the explanation or note to "noncompliance ".

Unless special regulations in the appendix, the actions listed in the column of "Noncompliance action" includes noncompliance status could occur when developing all value-added business; but some noncompliance is not applicable to every value-added mobile business due to technology or business features.

"Noncompliance degree" is classified into three categories of A, B, C. corresponding to the three treating methods in the main body f agreement. In principle, the classifying ABC three classes mainly according to the severity of the Noncompliance and losses and or blight made (or probably made) to Party A or user. If the noncompliance degree doesn't define, but regulated the ranges, such as "A-B", "B-C" or "A-C", Party A can choose applicable treating method according to the noncompliance itself or its influence, or severity of loss, the applicable method can be used.

Beside used in this appendix, Part A can use other business management methods made by itself regulated in the main body of the agreement, such as this business management method regulates the noncompliance and its treating method non-regulated in this appendix. But if this business management method conflicts with this appendix, the appendix is preferable.

List of Noncompliance Action

Noncompliance classification	Noncompliance action	Noncompliance degree
Business content and organization	Not update related business contents according to the requirements of Party A.	A
	After up to online, adjust the business description or business contents applied or required by the rules without permission, result in the deflection in the contents with ones approved by Party A.	A
	After up to online, heavily adjust the contents without permission, result in the deflection of the class with one approved by Party A.	B
	The customized business doesn’t supply corresponding service according to applied frequency.	A
	Violate related nation laws regulations; provide the agent collect fees service for the irregularity business of the website.	C
	Actual sent information user group has exceeded the applied range.	B
	Operate business not approved.	C
	Business content, business description, business contents or business linked contents from Party B are non-benefited or non-benefited guiding	A-B
	Violate related nations law regulations on intellectual property; provide contents not authorized by the obligee.	A-B
	The business provider (Party A has approved) listed in the business description or introduction submitted by Party B when applying doesn't meet the name of the actual business provider.	A

The business contents provided by Party B violate the regulations of Security Guarantee Responsibility Certificate on Information Entering Internet for Information Source or the business contents provided has violated the regulations of the nation laws.

C

Uni-INFO business: The On-Demand business not abide by the requirements of Ministry of Information Industry, for multiple MT aroused by one MO, beside the first MT, collect information fee for the SMS beside the first MT.

A
	Uni-INFO business: Collect fees without providing service.	B
	Uni-INFO business: Send a large quantity of MT or phone list without customer relationship to SP management platform (SPMS) of Uni-INFO.	B
	Uni-INFO business: Due to the business design or system faults on Party B, fail to provide information service, result in the customer relationship is cancelled, then user complains.	B
	Uni-INFO business: import false data into the SP management platform of Uni-INFO.	C
	The Ringing Tone (10155)business: after up to online, the quality of the sound program or other non-meeting the requirements due to causes of SP, arouse the user to complain.	A
	Other business contents can damage user benefits and benefits of Party A.	A-C

Business promotion	Send PUSH information, group SMS or sound calling to the user without permission.	A-B
	When Party A has approved PUSH group sending, Party B changes the contents of group sending without permission.	B
	The published contents don't meet the actual contents, there are cheating actions such as user not knowing customization, user not knowing charging.	A-B
	Cheat, force custom or custom without permission for the user with the technology measures, charging error or charging more for the user with hostility.	C
	Operate business with the leak of system or network, or with publishing in unmoral channel, result in Party A complain.	A-B
	There are unfair competitions in the business promotion, breaking the market order;	A-B
	Violating the regulations in this agreement, use the name, mark or other related data of Party A in business promotion without permission of Party A.	A-B

U-INFO business: Violate regulations of Party A, cross chains, there are conditions of cheating user, such as the linking address of "Return Up Grade", "Return First Page", "CLR" keys point other business of Party B.

B
	U-INFO business: make use not return or return errors with the technology measures	B
	Industry SMS: send information to user beyond 8:00 ~ 22:00.	A
	Ringing tone business: calling or transfer calling etc. with the technology measures	C
	Other business promotion actions can damage user benefits and benefits of Party A.	A-C

System maintenance and fault

After business up to online, the service performance (include the respond time, visit success rate etc.) could not meet the index regulated by Party A, the intermit time of the system exceeds the regulated time of Party A.

A
	Not update the related information on the SP service system.	A
	Due to technology problems of Party B, the contents could not be accessed or accessed abnormally.	A
	After business up to online, could not make technology upgrade according to the requirement of Party A.	A
	Due to causes of Party B, service has been suspended for over 24 hours without notifying Party A in advance.	A-B
	User not knowing the customizing, charging error or more to the user due to causes of Party B.	A-B
	Due to security system, through the system of Party B, the third party arouse heavy faults of the business platform or network on Party A and then affect business in part area or all network.	C

With hostility or Party B could not prove that it is the cause of the third party to arouse heavy faults of the business platform or network on Party A and then affect business in part area or all network.

C
	Uni-INFO business-After user send 0000, Party B could not synchronize the data of SPMS.	A
	Damage the benefits of user or Party A due to other causes of platform or system on Party B.	A-C

Customer service

Not supply the corresponding customer service according to the regulations in the agreement and business management method,  prevaricate or not answer Party A complain in time according to the contract promise.

A
	The information on 24 hours customer service phone of Party B don't meet the related information on the SP service system of Party A.	A
	Due to Party B, user complain, result in affecting adversely economic and social influence to company of Party A.	A-B
	Due to Party B, important user complain, or main medias report adversely to the business of Party A or to company of Party A.	C

Others	Class A actions occur simultaneously with a large area or quantity, or Class A actions continuously occur.	B
	Class B actions occur simultaneously with a large area or quantity, or Class B actions continuously occur.	C
	Other noncompliance actions defined in the business management methods by Party A.	Refer to related business management methods

Appendix 2. Information Form about Mobile Value-added Services Launched by Party B

Information Form about Mobile Value-added Services Launched by Party B
Corporation information	Full name of corporation	Navitone (Shanghai) Information Technology Co., Ltd.
	Corporation code	90667	English abbreviation	Navitone
	No. of operation license for telecommunication and information service	Hu B2-20040326		Valid period of operation license for value-added telecommunication services	From May 11,2004 to May 10,2009
	No. of operation license for value-added telecommunication services	3101142063330		Valid period of operation license for telecommunication and information service	From to
	Registration No. of business license			Valid period of business license	From April 2, 2004 to April 1, 2014
Information about to contact person	Name	Wang Rong		Telephone	021-50805586*606
	Cell phone	13916543889		Fax	021-50805589
	Email	Wang_rong@citycaps.com
Information about customer service for mobile value-added services(if there are different customer services information for different services, please indicate -	24 hours customer service hotline	021-50801229
	Customer service principal	Xiao Min
	Website for customer service and business introduction	www.navitone.com.cn
Information about Party B’s bank account	Full name of payee	Navitone (Shanghai) Information Technology Co., Ltd.
	Deposit bank of payee	China Construction Bank Zhangjiang Branch Keyuan Bureau
	Account number of payee	31001523217050001482

Seal of Party B:    - please compensate it -

Signing page - no text in this page -

Party A-China Unicom Co., Ltd.

Legal representative or authorized agent-

Date of signing-

Party B- Navitone (Shanghai) Information Technology Co., Ltd.

Legal representative or authorized agent-

Date of signing